UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 27, 2019

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on April 1, 2011, Gaucho Group Holdings, Inc. (the “Company”) entered into an expense sharing agreement (“ESA”) with a related, but independent, entity under common management, Hollywood Burger Holdings, Inc. (“HBH”), to share expenses with GGH such as office space, support staff and other operating expenses. HBH is a private company founded by Scott Mathis which is developing Hollywood-themed fast food restaurants in the United States. Mr. Mathis is Chairman and Chief Executive Officer of HBH and Maria Echevarria is Chief Financial Officer. The ESA was amended on January 1, 2017 and again on January 1, 2019 to reflect the current use of personnel, office space, professional services and additional general office expenses. Under this agreement, HBH owed $4,644 as of December 31, 2018, and had prepaid $310,329 as of November 30, 2019.

On or about December 27, 2019, the Board of Directors of both HBH and GGH approved an amendment to the ESA such that HBH prepay up to an additional $400,000 under the ESA to cover GGH’s pre-offering financing needs. GGH has agreed to reduce HBH’s expense obligations under the ESA by 15% until such time that its prepayment has been reduced to zero. Upon successful completion of the contemplated offering, GGH will refund a majority of the amount HBH has prepaid under the ESA and the full amount to the extent it has available funds.

Further, as of November 30, 2019, HBH owes Mr. Mathis $227,500 of unpaid wages accrued over the past three years and which Mr. Mathis has voluntarily deferred until HBH is successfully operating more stores. In the event the offering is unsuccessful and GGH is unable to repay HBH the prepaid office expenditures, Mr. Mathis has agreed to forego his rights to the accrued wages.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on December 27, 2019, the Board of Directors extended Scott Mathis’ employment agreement with the Company, dated September 28, 2015 (the “Employment Agreement”) for an additional to expire on February 29, 2020. All other terms of the Employment Agreement remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of January 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO